UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Security Federal Corporation (“Company”) was held on April 21, 2016.

(b)
There were a total of 2,945,494 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 1,896,597 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors:

	FOR	WITHHELD	BROKER NON-VOTES
	No. of votes	No. of votes	No. of votes

Gasper L. Toole, III	1,849,172	47,425	--
Thomas L. Moore	1,849,172	47,425	--
J. Chris Verenes	1,822,893	73,704	--
Richard T. Harmon	1,818,298	78,299

Based on the votes set forth above, Messrs. Toole, Moore, Verenes and Harmon were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of shareholders in 2019, each to serve until their respective successors have been duly elected and qualified.

The terms of Directors Robert E. Alexander, William Clyburn, Frank M. Thomas, Jr., Timothy W. Simmons, Harry O. Weeks, Jr. and Roy G. Lindburg continued.

Proposal 2.  Advisory approval of the compensation of the Company’s named executive officers.  This proposal received the following votes:

For	Percentage of shares present	Against	Percentage of shares present	Abstain	Percentage of shares present	Broker Non- Vote
1,827,484	96.36%	47,663	2.51%	21,450	1.13%	--

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

(c)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: April 26, 2016	By:	/s/J. Chris Verenes
J. Chris Verenes
Chief Executive Officer